American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma financial statements were developed by applying pro forma adjustments to the historical consolidated financial data which reflect the those transactions described below. The following unaudited pro forma consolidated balance sheet is presented as if American Realty Capital Properties, Inc. (the "Company" or "ARCP") had completed its spin-off of American Realty Capital Centers, Inc. (“ARCM”) as of March 31, 2014.

The following unaudited pro forma consolidated statement of operations for the three-months ended March 31, 2014 and the year ended December 31, 2013 are presented as if the spin-off of ARCM occurred at the beginning of the period presented. In addition, the unaudited pro forma consolidated statement of operations for the three-months ended March 31, 2014 is presented to reflect other significant mergers and acquisitions, including the Cole and ARCT IV Mergers (as defined below), the acquisitions of the Fortress and Inland Portfolios (as defined below), and other organic acquisitions, had occurred at the beginning of the period presented. Additionally, the unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 is presented as if the Cole Merger, the acquisitions of the Fortress and Inland Portfolios, and other significant mergers and acquisitions that were completed during the year ended December 31, 2013, including the ARCT III Merger (as defined below), the CapLease Merger (as defined below), and the acquisition of the GE Capital Portfolio (as defined below), are presented in the unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 as if the properties had been acquired at the beginning of the period presented.

On October 22, 2013, the Company entered into an agreement and plan of merger (the “Cole Merger Agreement”) with Cole Real Estate Investments, Inc. (“Cole”), a Maryland corporation, and a wholly owned subsidiary of the Company. The Cole Merger Agreement provided for the merger of Cole with and into a wholly owned subsidiary of the Company (the “Cole Merger”). The Company consummated the Cole Merger on February 7, 2014.

On July 1, 2013, the Company entered into an Agreement and Plan of Merger, as amended on October 6, 2013 and October 11, 2013, (the “ARCT IV Merger Agreement”) with American Realty Capital Trust IV, Inc., a Maryland corporation (“ARCT IV”), and certain subsidiaries of each company. The ARCT IV Merger Agreement provided for the merger of ARCT IV with and into a subsidiary of the OP (the “ARCT IV Merger”). The Company consummated the ARCT IV Merger on January 3, 2014.

On July 24, 2013, ARC and another related entity, on behalf of the Company and certain other entities sponsored directly or indirectly by ARC, entered into a purchase and sale agreement with affiliates of funds managed by Fortress Investment Group LLC (“Fortress”) for the purchase of 196 properties owned by Fortress. Of the 196 properties, 120 properties were allocated to and assigned by the Company (the “Fortress Portfolio”). The Company acquired 41 properties of the Fortress Portfolio on October 1, 2013 and the remaining 79 properties on January 8, 2014.

On August 8, 2013, ARC and another related entity, on behalf of the Company and certain other entities sponsored directly or indirectly by ARC, entered into a purchase and sale agreement with Inland American Real Estate Trust, Inc. (“Inland”) for the purchase of the equity interests of 67 companies owned by Inland. Of the 67 companies, the equity interests of 10 companies (the “Inland Portfolio”) were allocated to the Company. The Inland Portfolio is comprised of 33 properties. The Company closed on 5 properties of the Inland Portfolio on September 24, 2013 and an additional 27 properties during the three-months ended March 31, 2014. The Company does not consider it probable that the Company will close on the remaining property and has excluded that property from its pro forma financial statements.

On May 28, 2013, the Company entered into an Agreement and Plan of Merger (the “CapLease Merger Agreement”) with CapLease, Inc., a Maryland corporation (“CapLease”), and certain subsidiaries of each company. The CapLease Merger Agreement provided for the merger of CapLease with and into a subsidiary of the Company (the “CapLease Merger”). The Company consummated the CapLease Merger on November 5, 2013.

The Company purchased a portfolio of 477 properties from an affiliate of GE Capital Corp. (“the GE Capital Portfolio”) which closed on June 27, 2013.

On December 14, 2012, the Company entered into an agreement and plan of merger (the “ARCT III Merger Agreement”) with American Realty Capital Trust III, Inc. ("ARCT III") and certain subsidiaries of each company. The ARCT III Merger Agreement provided for the merger of ARCT III with and into a subsidiary of the Company (the “ARCT III Merger”). The ARCT III Merger was consummated on February 28, 2013.

The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements and notes thereto in its Annual Report on Form 10-K. The unaudited financial statements are not necessarily indicative of the results of operations or financial position that would have been reported had the above transactions occurred at the beginning of the period presented or as of March 31, 2014.

Unaudited Pro Forma Consolidated Balance Sheet
March 31, 2014
(In thousands)

	ARCP Historical (1)	ARCM Carveout (2)	ARCP Pro Forma
Assets
Real estate investments, at cost:
Land	$3,226,615	$(433,592)	$2,793,023
Buildings, fixtures and improvements	11,841,722	(1,419,154)	10,422,568
Construction in progress	40,459	-	40,459
Acquired intangible lease assets	2,209,747	(293,470)	1,916,277
Total real estate investments, at cost	17,318,543	(2,146,216)	15,172,327
Less: accumulated depreciation and amortization	(422,355)	15,347	(407,008)
Total real estate investments, net	16,896,188	(2,130,869)	14,765,319
Investments in unconsolidated entities	105,775	1,830,069	1,935,844
Investment in direct financing leases, net	65,723	-	65,723
Investment securities, at fair value	213,803	-	213,803
Loans held for investment, net	98,185	-	98,185
Cash and cash equivalents	83,067	(1,982)	81,085
Restricted cash	55,559	(4,347)	51,212
Intangible assets, net	371,634	-	371,634
Deferred costs and other assets, net	294,694	(22,675)	272,019
Goodwill	2,287,122	(330,573)	1,956,549
Due from affiliates	8,550	-	8550
Total assets	$20,480,300	$(660,377)	$19,819,923

Liabilities and Equity
Mortgage notes payable, net	$4,234,668	$(569,397)	$3,665,271
Corporate debt, net	2,545,884	-	2,545,884
Convertible debt, net	973,737	-	973,737
Credit facilities	2,415,800	-	2,415,800
Other long-term debt, net	148,809	-	148,809
Below-market lease liability, net	287,199	(59,627)	227,572
Accounts payable and accrued expenses	143,860	(16,562)	127,298
Deferred rent, derivatives and other liabilities	195,826	(13,822)	182,004
Distributions payable	4,414	-	4,414
Due to affiliates	217	(28)	189
Total liabilities	10,950,414	(659,436)	10,290,978

Series D Convertible Preferred Stock	269,299	-	269,299

Preferred stock	427	-	427
Common stock	7,699	-	7,699
Additional paid-in capital	10,305,815	-	10,305,815
Accumulated other comprehensive income (loss)	13,397	-	13,397
Accumulated deficit	(1,365,467)	-	(1,365,467)
Total stockholders' equity	8,961,871	-	8,961,871
Non-controlling interests	298,716	(941)	297,775
Total equity	9,260,587	(941)	9,259,646
Total liabilities, temporary equity and equity	$20,480,300	$(660,377)	$19,819,923

American Realty Capital Properties, Inc.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(1)	Reflects the historical Consolidated Balance Sheet of American Realty Capital Properties, Inc. (“ARCP”) as of March 31, 2014 as presented in the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 8, 2014.

(2)	Reflects the historical Balance Sheet of ARCM as presented in ARCM’s Form 10 filed with the SEC on May 16, 2014. Certain balances reported in ARCM’s financial statements have been reclassified to conform to ARCP’s presentation.

Unaudited Pro Forma Consolidated Statement of Operations
Three-Months Ended March 31, 2014
(In thousands, except share based data)

	ARCP Historical (1)	Pro Forma Adjustments (2)		ARCP as Adjusted	ARCM Carveout (3)	Pro Forma Adjustments (4)		ARCP as Adjusted
Revenues:
Rental income	$244,445	$66,132	(5)	$310,577	$(21,222)	$(16,902	)(5)	$272,453
Direct financing lease income	1,006	-		1,006	-	-		1,006
Operating expense reimbursements	21,096	-		21,096	(5,177)	-		15,919
Cole Capital revenue	54,067	27,034	(6)	81,101	-	2,683	(12)	83,783
Total revenues	320,614	93,166		413,780	(26,399)	(14,219)		373,161
Operating expenses:
Acquisition related	11,884	(11,884	)(7)	-	-	-		-
Merger and other transaction related	222,192	(222,192	)(7)	-	(1,131)	1,131	(7)	-
Reallowed fees and commissions	34,436	17,218	(6)	51,654	-	-		51,654
Property operating	29,627	-		29,627	(6,329)	-		23,298
General and administrative	26,839	9,545	(6)	36,384	(405)	405	(13)	36,384
Equity-based compensation	22,510	-		22,510	-	-		22,510
Depreciation and amortization	165,363	15,229	(8)	180,592	(14,191)	(8,403	)(8)	157,998
Operating fees to affiliates	-	-		-	(1,111)	1,111	(13)	-
Total operating expenses	512,851	(192,085)		320,767	(23,167)	(5,756)		291,844
Operating income (loss)	(192,237)	285,250		93,013	(3,232)	(8,463)		81,318
Other income (expenses):
Interest expense	(116,712)	22,953	(9)	(93,759)	2,998	3,046	(9)	(87,715)
Other income, net	5,512	(1,069	)(10)	4,443	-	-		4,443
Gain on disposition of properties	2,979	-		2,979	-	-		2,979
Loss on derivative instruments, net	(20,197)	-		(20,197)	-	-		(20,197)
Total other expenses	(128,418)	21,884		(106,534)	2,998	3,046		(100,490)
Income (loss) from continuing operations	(320,655)	307,134		(13,521)	(234)	(5,417)		(19,172)
Net (income) loss from continuing operations attributable to non-controlling interests	11,974	(11,469	)(11)	505	57	1,320	(11)	1,882
Net income (loss) from continuing operations attributable to stockholders	(308,681)	295,665		(13,016)	(177)	(4,097)		(17,290)
Dividends allocable to preferred shares	(22,427)	-		(22,427)	-	-		(22,427)
Dividends allocable to participating securities	(1,205)	-		(1,205)	-	-		(1,205)
Net income (loss) attributable to stockholders	$(332,313)	$295,665		$(36,648)	$(177)	$(4,097)		$(40,922)

Earnings per share:
Basic	$(0.61)			$(0.07)				$(0.07)
Fully diluted (14)	$(0.61)			$(0.07)				$(0.07)

Weighted average common shares:
Basic	547,782			547,782				547,782
Diluted	573,728			573,728				573,728

American Realty Capital Properties, Inc.

Notes to Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2014

(1)	Reflects the historical Statement of Operations of the Company for the three months ended March 31, 2014, as presented on the Company’s Form 10-Q filed with the SEC on May 8, 2014.

(2)	Adjustments reflect the annualization of certain ARCP lease rental income, lease asset depreciation and amortization and interest expense on additional financing used for ARCP property acquisitions made in 2014 as if they were made at the beginning of the period presented and carried through the period presented.

(3)	Reflects the historical Combined Statement of Operations of ARCM for the period from February 7, 2014 through March 31, 2014 as presented on ARCM’s Form 10 filed with the SEC on May 16, 2014. Certain balances reported in ARCM’s financial statements have been reclassified to conform to ARCP’s presentation.

(4)	Adjustments and pro forma balances reflect the annualization of certain ARCM lease rental income, depreciation and amortization and interest expense on financing arrangements as if the properties had been spun-off as of the beginning of the period presented and carried through the period presented. Adjustments also reflect income recognized by the Company as if we externally advised ARCM as of the beginning of the period presented.

(5)	Reflects an adjustment to rental income for the properties acquired during the three months ended March 31, 2014 by each entity as if the properties had been acquired or spun-off at the beginning of each period.

(6)	Reflects an adjustment for the annualization of Cole Capital revenue, reallowed fees and commissions and Cole Capital related general and administrative expenses as if Cole had acquired this business as of the beginning of the fiscal year presented and carried through the period presented.

(7)	Adjustment reflects the elimination of costs recorded for the acquisition and merger and other transaction related costs incurred during the three months ended March 31, 2014, as these costs are not ongoing costs of the Company and are specifically related to the transactions presented in these pro forma financial statements.

(8)	Adjustment reflects the depreciation and amortization expense that would have been recorded if all properties acquired during the three-months ended March 31, 2014 had been acquired or spun off as of the beginning of each period based on the estimated fair values assigned to each asset class.

(9)	Adjustment reflects the interest expense, including the amortization of deferred financing costs and debt premiums and discounts, that would have been recorded had all of the borrowings been acquired or drawn during the three months ended March 31, 2014 occurred at the beginning of the period presented. Adjustment also reflects the Company’s use of bond proceeds and availability on its line of credit to fund defeasance of $721.7 million of mortgage notes and the elimination of one-time charges and write-offs associated with such defeasances. Additionally, adjustment reflects the annualization of interest income from investment securities and loans held for investments as if all such investments and loans were acquired at the beginning of the period presented. The interest rate on the Company’s existing senior corporate credit facility is partially dependent on corporate leverage ratios and credit ratings.

(10)	Adjustment reflects ARCP’s equity interest in the operating results of ARCM for the three months ended March 31, 2014.

(11)	Adjustment represents the allocation to ARCP’s non-controlling interests for the impact of pro forma adjustments, as well as the net effect of the spin-off of ARCM and the adjustments related thereto based on the percentage of non-controlling interests ownership after each transaction.

(12)	Adjustment reflects recognition of full contractual asset management income due to the Company as if ARCM had spun off and we had charged these fees for the three months ended March 31, 2014. Fees are 0.50% annually for average unadjusted book value of real estate assets up to $3.0 billion and 0.40% annually for assets in excess of $3.0 billion.

(13)	Reflects the elimination of ARCM’s general and administrative and operating fees to affiliate expenses as these expenses are incremental and would not result in a reduction of the Company’s general and administrative expense or operating fees to affiliate, respectively.

(14)	The diluted earnings per share excludes shares that would be antidilutive.

Unaudited Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2013
(In thousands, except share based data)

	ARCP Historical (1)	Pro Forma Adjustments (2)		ARCP as Adjusted	ARCT IV Historical (3)	ARCT IV Pro Forma Adjustments (4)		ARCP as Adjusted with ARCT IV Pro Forma	Fortress Portfolio (5)		Inland Portfolio (6)		ARCP as Adjusted with ARCT IV, Fortress and Inland Pro Forma	Cole Historical (7)	Cole Merger Related Adjustments (8)		ARCP Pro Forma	ARCM Carveout (9)	ARCM Subsequent Activity (10)		ARCP Pro Forma
Revenues:
Rental income	$223,701	$164,199	(11)	$387,900	$86,138	$72,773	(11)	$546,811	$30,215	(11)	$22,905	(11)	$599,931	$565,337	$56,779	(11)	$1,222,047	$(120,013)	$(32,484)	(11)	$1,069,550
Direct financing lease income	1,700	2,631	(11)	4,331	544	645	(11)	5,520	-		-		5,520	-	-		5,520	-	-		5,520
Operating expense reimbursements	15,095	-		15,095	2,700	-		17,795	-		2,933		20,728	56,794	-		77,522	(26,809)	-		50,713
Cole Capital revenue	-	-		-	-	-		-	-		-		-	440,470	146,823	(12)	587,293	-	10,731	(21)	598,024
Other revenues	-	-		-	-	-		-	-		144		144	30,253	-		30,397	-	-		30,397
Total revenues	240,496	166,830		407,326	89,382	73,418		570,126	30,215		25,982		626,323	1,092,854	203,602		1,922,779	(146,822)	(21,753)		1,754,204
Operating expenses:
Acquisition related	23,295	(23,295	)(13)	-	53,429	(53,429	)(13)	-	-		-		-	4,655	(4,655	)(13)	-	-	-		-
Merger and other transaction related	256,662	(256,662	)(13)	-	21,657	(21,657	)(13)	-	-		-		-	106,858	(106,858	)(13)	-	(16,531)	16,531	(13)	-
Reallowed fees and commissions	-	-		-	-	-		-	-		-		-	254,413	84,804	(12)	339,217	-	-		339,217
Property operating	19,890	-		19,890	3,726	-		23,616	-		3,700		27,316	67,473	-		94,789	(34,827)	-		59,962
General and administrative	6,658	-		6,658	4,014	-		10,672	-		-		10,672	148,772	36,148	(12)	195,592	(5,962)	5,962	(22)	195,592
Equity-based compensation	34,935	-		34,935	-	-		34,935	-		-		34,935	36,792	(36,792	)(14)	34,935	-	-		34,935
Depreciation and amortization	156,971	23,157	(15)	180,128	56,733	12,791	(15)	249,652	17,292	(15)	12,888	(15)	279,832	211,868	105,783	(15)	597,483	(46,337)	(44,040)	(15)	507,106
Operating fees to affiliates	5,654	18,251	(16)	23,905	-	8,899	(16)	32,804	1,620	(16)	1,028	(16)	35,452	15,334	20,334	(16)	71,120	(8,775)	190	(16)	62,535
Total operating expenses	504,065	(238,549)		265,516	139,559	(53,396)		351,679	18,912		17,616		388,207	846,165	98,764		1,333,136	(112,432)	(21,357)		1,199,347
Operating income (loss)	(263,569)	405,379		141,810	(50,177)	126,814		218,447	11,303		8,366		238,116	246,689	104,838		589,643	(34,390)	(396)		554,857
Other income (expenses):
Interest expense	(80,800)	(64,312	)(17)	(145,112)	(21,505)	(35,362	)(17)	(201,979)	(16,370	)(17)	(13,390	)(17)	(231,739)	(167,143)	51	(17)	(398,831)	25,504	(531)	(17)	(373,858)
Other income, net	569	(2,534	)(18)	(1,965)	471	-		(1,494)	-		-		(1,494)	(13,145)	-		(14,639)	(549)	-		(15,188)
Income from investment securities	-	-		-	1,798	-		1,798	-		-		1,798	-	-		1,798	-	-		1,798
Loss on derivative instruments, net	(67,937)	-		(67,937)	-	-		(67,937)	-		-		(67,937)	(1,174)	-		(69,111)	-	-		(69,111)
Loss on sale of investments in affiliates	(411)	-		(411)	-	-		(411)	-		-		(411)	-	-		(411)	-	-		(411)
Gain/(loss) on sale of investments	451	-		451	(2,246)	-		(1,795)	-		-		(1,795)	(1,331)	-		(3,126)	-	-		(3,126)
Total other expenses	(148,128)	(66,846)		(214,974)	(21,482)	(35,362)		(271,818)	(16,370)		(13,390)		(301,578)	(182,793)	51		(484,320)	24,955	(531)		(459,896)

	ARCP Historical (1)	Pro Forma Adjustments (2)		ARCP as Adjusted	ARCT IV Historical (3)	ARCT IV Pro Forma Adjustments (4)		ARCP as Adjusted with ARCT IV Pro Forma	Fortress Portfolio (5)		Inland Portfolio (6)		ARCP as Adjusted with ARCT IV, Fortress and Inland Pro Forma	Cole Historical (7)	Cole Merger Related Adjustments (8)		ARCP Pro Forma	ARCM Carveout (9)		ARCM Subsequent Activity (10)		ARCP Pro Forma
Income (loss) from continuing operations	(411,697)	338,533		(73,164)	(71,659)	91,452		(53,371)	(5,067)		(5,024)		(63,462)	63,896	104,889		105,323	(9,435)		(927)		94,961
Net (income) loss from continuing operations attributable to non-controlling interests	5,211	(14,463	)(19)	(9,252)	504	12,206	(19)	3,458	345	(19)	342	(19)	4,145	(815)	(5,681	)(19)	(2,351)	145		136	(19)	(2,070)
Net income (loss) from continuing operations attributable to stockholders	(406,486)	324,070		(82,416)	(71,155)	103,658		(49,913)	(4,722)		(4,682)		(59,317)	63,081	99,208		102,972	(9,290)		(791)		92,891
Discontinued operations:
Income from operations of held for sale properties	(34)	-		(34)	-	-		(34)	-		-		(34)	4,882	-		4,848	-		-		4,848
Gain on held for sale properties	14	-		14	-	-		14	-		-		14	55,027	-		55,041	-		-		55,041
Net income from discontinued operations	(20)	-		(20)	-	-		(20)	-		-		(20)	59,909	-		59,889	-		-		59,889
Net income from discontinued operations attributable to non-controlling interests	1	-		1	-	-		1	-		-		1	-	-		1	-		-		1
Net income from discontinued operations attributable to stockholders	(19)	-		(19)	-	-		(19)	-		-		(19)	59,909	-		59,890	-		-		59,890

Net income (loss)	(411,717)	338,533		(73,184)	(71,659)	91,452		(53,391)	(5,067)		(5,024)		(63,482)	123,805	104,889		165,212	(9,435)		(927)		154,850
Net (income) loss attributable to non-controlling interests	5,212	(14,463	)(19)	(9,251)	504	12,206	(19)	3,459	345	(19)	342	(19)	4,146	(815)	(5,681	)(19)	(2,350)	145	-	136	(19)	(2,069)
Dividends allocable to preferred shares	-	(17,162	)(20)	(17,162)	-	(71,893	)(20)	(89,055)	-		-		(89,055)	-	-		(89,055)	-		-		(89,055)
Net income (loss) attributable to stockholders	$(406,505)	$306,908		$(99,597)	$(71,155)	$31,765		$(138,987)	$(4,722)		$(4,682)		$(148,391)	$122,990	$99,208		$73,807	$(9,290)		$(791)		$63,726

Earnings per share:
Basic	$(2.28)			$(0.49)				$(0.57)					$(0.61)				$0.10					$0.08
Fully diluted (23)	$(2.28)			$(0.49)				$(0.57)					$(0.61)				$0.09					$0.08

Weighted average common shares:
Basic (24)	178,412	26,742		205,154	37,538			242,692					242,692		525,460		768,152					768,152
Diluted (24)	202,619	33,202		235,821	37,538			273,359					273,359		525,460		798,819					798,819

American Realty Capital Properties, Inc.

Notes to Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2013

(1)	Reflects the historical Statement of Operations of the Company for the year ended December 31, 2013, as presented on the Company’s Form 10-K filed with the SEC on February 27, 2014.

(2)	Adjustments reflect the annualization of certain ARCP lease rental income, lease asset depreciation and amortization and interest expense on additional financing used for ARCP property acquisitions made in 2013 as if they were made at the beginning of the fiscal year presented and carried through the period presented.

(3)	Reflects the historical Consolidated Statement of Operations of ARCT IV for the year ended December 31, 2013, as presented on the Company’s Form 8-K/A filed with the SEC on March 14, 2014.

(4)	Adjustments reflect the annualization of certain ARCT IV lease rental income, depreciation and amortization expense and interest expense on additional financing used for ARCT IV’s property acquisitions made in 2013 as if they were made at the beginning the fiscal year presented and carried through the period presented.

(5)	Reflects the unaudited pro forma unaudited Consolidated Statement of Operations of the Fortress Portfolio for the year ended December 31, 2013. Adjustments reflect the annualization of certain Fortress Portfolio lease rental income, depreciation and amortization and interest expense on financing arrangements as if the properties had been acquired as of the beginning of the fiscal year presented and carried through the period presented.

(6)	Reflects the unaudited pro forma unaudited Consolidated Statement of Operations of the Inland Portfolio for the year ended December 31, 2013. Adjustments reflect the annualization of certain Inland Portfolio lease rental income, depreciation and amortization and interest expense on financing arrangements as if the properties had been acquired as of the beginning of the fiscal year presented and carried through the period presented.

(7)	Reflects the historical Consolidated Statement of Operations of Cole for the year ended December 31, 2013, as presented on the Company’s Form 8-K/A filed with the SEC on March 14, 2014. Certain balances reported in Cole’s financial statements have been reclassified to conform to ARCP’s presentation.

(8)	Adjustments and pro forma balances reflect adjustments related to the acquisition of Cole by the Company. Excludes closing costs of $163.4 million incurred for the Cole Merger, including professional fees for investment banking, legal services and accounting and printing fees.

(9)	Reflects the historical Combined Statement of Operations of ARCM for the year ended December 31, 2013 as presented on ARCM’s Form 10 filed with the SEC on April 4, 2014. Certain balances reported in ARCM’s financial statements have been reclassified to conform to ARCP’s presentation.

(10)	Reflects the impact of acquisition of properties acquired and other spin off related adjustments subsequent to December 31, 2013. Adjustments also reflect the annualization of certain ARCM lease rental income, depreciation and amortization and interest expense on financing arrangements as if the properties had been spun-off as of the beginning of the fiscal year presented and carried through the period presented.

(11)	Reflects an adjustment to rental income and direct financing lease income for each portfolio of properties as if the properties had been acquired at the beginning of each period.

(12)	Reflects an adjustment for the annualization of Cole Capital revenue, reallowed fees and commissions and Cole Capital related general and administrative expenses as if Cole had acquired this business as of the beginning of the fiscal year presented and carried through the period presented.

(13)	Adjustment reflects the elimination of costs recorded for the acquisition and merger and other transaction related costs incurred during the year ended December 31, 2013, as these costs are not ongoing costs of the Company and are specifically related to the transactions presented in these pro forma financial statements.

(14)	Adjustment represents the elimination of the shares-based compensation for Cole’s equity compensation plan for outstanding restricted shares. As part of the Cole Merger agreement, all unamortized restricted shares will become fully vested and therefore this expense will no longer be recognized.

(15)	Adjustment reflects the depreciation and amortization expense that would have been recorded if each portfolio of properties had been acquired or spun off as of the beginning of each period based on the estimated fair values assigned to each asset class.

(16)	Adjustment reflects recognition of full contractual asset management fees due to the Company’s former affiliated external manager, as if the Company had owned the properties and the external manager had charged these fees for the entirety of 2013. Fees were 0.50% annually for average unadjusted book value of real estate assets up to $3.0 billion and 0.40% annually for assets in excess of $3.0 billion. The Company terminated this arrangement on January 8, 2014.

(17)	Adjustment reflects interest expense related to borrowings expected to be incurred on the Company’s existing senior corporate credit facility and term loan borrowings at an annual interest rate as described above and interest expense for any assumed mortgage notes on other long term debt assumed for each transaction. In the case of Cole, the increase in interest expense is offset by the reduction in interest expense for the write-off of deferred financing costs of $10.1 million. The interest rate on the Company’s existing senior corporate credit facility is partially dependent on corporate leverage ratios and credit ratings.

(18)	Adjustment reflects ARCP’s equity interest in the operating results of ARCM for the year ended ended March 31, 2014.

(19)	Adjustment represents the allocation to ARCP’s non-controlling interests for the net effect of each respective merger and acquisition, as well as adjustments related thereto based on the percentage of non-controlling interests ownership after each transaction.

(20)	Adjustment reflects the dividend expense allocable to the preferred stockholders of the Series D Preferred Stock and Series F Preferred Stock as if the preferred stock was outstanding for the entire period.

(21)	Adjustment reflects recognition of full contractual asset management income due to the Company as if ARCM had spun off and we had charged these fees for the year ended December 31, 2013. Fees are 0.50% annually for average unadjusted book value of real estate assets up to $3.0 billion and 0.40% annually for assets in excess of $3.0 billion.

(22)	Reflects the elimination of ARCM’s general and administrative expenses as these expenses are incremental and would not result in a reduction of the Company’s general and administrative expense.

(23)	When applicable, the diluted earnings per share excludes shares that would be antidilutive.

(24)	Weighted average shares include the pro forma effect of certain transactions which occurred during the year ended December 31, 2013 as if they occurred at the beginning of the year presented.

American Realty Capital Properties, Inc.

Funds From Operations and Adjusted Funds From Operations

(In thousands except per share data)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.

We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average common shares-fully diluted.

In calculating AFFO, we exclude expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expense are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

American Realty Capital Properties, Inc.
Unaudited Supplementary Information
(In thousands except per share data)

	Three Months Ended March 31, 2014		Year Ended December 31, 2013
	ARCP Historical	ARCP Pro Forma	ARCP Historical	ARCP Pro Forma

Unaudited Pro Forma Funds From Operations and Adjusted Funds From Operations
Adjusted net loss attributable to stockholders	$(332,313)	$(40,922)	$(406,505)	$63,726
Loss (gain) on held for sale properties	(2,979)	(2,979)	(14)	(55,041)
Depreciation and amortization on real estate assets	150,899	143,624	156,971	507,106
Depreciation and amortization on real estate assets in unconsolidated joint ventures	602	6,251	-	22,594
Total Funds from Operations (FFO)	(183,791)	105,974	(249,548)	538,385

AFFO adjustments:
Acquisition related	11,884	-	23,295	-
Merger and other transaction costs	222,192	-	256,662	-
Gain/losses on investment securities	-	-	(40)	3,537
Loss on derivative instruments, net	20,197	20,197	67,937	69,111
Amortization of premiums and discounts on debt and investments	(18,325)	(2,615)	-	-
Dividends attributable to convertible preferred stock (1)	5,053	5,053	-	17,162
Dividends attributable to participating securities (1)	936	936	-	-
Interest on convertible obligation to preferred investors (1)	-	-	10,802	-
Amortization of above- and below-market lease asset, net	358	358	(246)	2,744
Amortization of deferred financing costs	37,940	5,610	11,183	16,473
Other amortization expense and depreciation	14,374	14,374	-	-
Loss on early extinguisment of debt	20,819	-	-	-
Straight-line rent	(7,520)	(10,505)	(8,791)	(65,947)
Non-cash equity compensation expense	22,510	22,510	34,935	34,935
Operating fee to affiliate	-	-	5,654	62,535
Interest premiums and discounts on debt, net and settlement of convertible obligation to preferred investors	-	-	12,072	15,344
Proportionate share of adjustments for unconsolidated joint ventures	762	2,527	-	7,060
Total Adjusted Funds from Operations (AFFO)	$147,389	$164,419	$163,915	$701,339

Weighted average common shares (2):
Basic	547,782	547,782	178,412	768,152
Fully Diluted	573,728	573,728	202,619	798,819

FFO per share:
Basic	$(0.34)	$0.19	$(1.40)	$0.70
Diluted	$(0.32)	$0.18	$(1.23)	$0.67

AFFO per share:
Basic	$0.27	$0.30	$0.92	$0.91
Diluted	$0.26	$0.29	$0.81	$0.88

(1)	Interest and dividends on obligations that are convertible to common stock and restricted shares are added back to our net income in the calculation of AFFO as the instruments are assumed to have been converted to common stock in our calculation of weighted average shares — fully diluted.

(2)	Weighted average shares for the year-ended December 31, 2013 include the pro forma effect of the repurchase of 27.7 million shares of common stock, based on the conversion ratio of 0.95 share of ARCP common stock to 1 share of ARCT III common stock in conjunction with the merger of ARCP and ARCT III in February 2013.